NEWS RELEASE

Lexaria Forward Stock Split

Kelowna, BC—November 18, 2015 - Lexaria Corp. (LXRP-OTCQB) (LXX-CSE) (the "Company" or "Lexaria") announces its Board of Directors has approved a forward stock split of 1.1 new shares for every existing common share held.

The forward stock split will take effect as soon as possible after application to the Financial Industry Regulatory Authority (FINRA) is made and approval received, and will result in a new CUSIP number being issued when the forward split is declared effective. All shareholders who own shares in the Company as of the effective date, which is expected near the middle of December, will receive 1.1 new shares for every 1.0 share they own as of that date, and commencing on that date the Company’s shares will trade on a post-split basis.

There will be a mandatory conversion period to exchange all existing share positions, with a deadline to be announced. This action is expected to lead to higher liquidity and more transparent and efficient trading for shareholders. The Company is investigating additional actions it can take in the pursuit of an open and efficient marketplace for its shareholders.

Lexaria has undergone a remarkable corporate pivot that began in 2014 as it first examined methods of entering the legal cannabis sector and subsequently refined its focus to concentrate on methods of delivering higher absorption rates through edible consumption of certain molecules that include CBD and others.

The Company, together with its subsidiary ViPovaTM Tea has rolled out 11 new consumer products over the past 8 months including tea, coffee, hot cocoa, and energy bars. The pace of new product development will now slow as the Company concentrates its efforts on access to sales and distribution channels.

About Lexaria

Lexaria is a food sciences company, with common shares quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for projects that could provide potential above-market returns.

To learn more about Lexaria Corp. visit www.lexariaenergy.com.

FOR FURTHER INFORMATION PLEASE CONTACT:
Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements, including but not limited to: the completion and effective date of the proposed forward split, achieving sales through any retail distribution channels such as dispensaries or traditional retailers. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, hemp oil sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will not need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any hemp oil or cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. There is no assurance that the cannabinoid/lipid infusion technology will provide any increase in bioavailability to any individual person. There is no assurance that any patent application in the USA or any other nation or under any treaty will result in the award of an actual patent; nor that an award of any actual patent will protect against challenges from unknown third parties. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products and Lexaria Energy products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.